Exhibit 23.1

KPMG LLP
Suite 1900
150 West Jefferson
Detroit, MI 48226

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-222081, 333-249494, 333-287543) on Form S-8 and the registration statement (No. 333-163276, 333-289371) on Form S-3 of our reports dated March 10, 2026, with respect to the consolidated financial statements of Commercial Vehicle Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Detroit, Michigan
March 10, 2026